INVESTMENT AGREEMENT

This Investment Agreement (hereinafter referred to as "this Agreement" or "the Agreement") is entered into this 26th day of January, 2004 (hereinafter referred to as the "Effective Date").

BETWEEN:

LUCKY 1 ENTERPRISES INC., a British Columbia Corporation having its offices at the 6th Floor, 1199 West Hastings Street, Vancouver, British Columbia, V6E 3T5 (hereinafter referred to as "Lucky").

OF THE FIRST PART

AND:

INTERFRANCHISE INC., a Quebec Corporation having its offices at 277 Boul. Labelle, Suite 115, Rosemere, Quebec J7A 2H3 (hereinafter referred to as "Interfranchise").

OF THE SECOND PART

WHEREAS,

A) Interfranchise has developed a business concept for the franchising of Internet Cafés that may be utilized by non-alcohol serving public establishments (hereinafter referred to as the "Inter Café Project").

B) Interfranchise is currently in the process of developing the Inter Café Project (hereinafter referred to as the "Development of the Inter Café Project").

C) Interfranchise has represented to Lucky that upon the Development of the Inter Café Project, Interfranchise shall "vend-in" the Inter Café Project into a North American Publicly listed and traded Company (hereinafter referred to as the "Representation of Interfranchise").

D) Interfranchise wishes Lucky to acquire a 10% (ten percent) equity position in the Inter Café Project by making an investment of Canadian $90,000 (ninety thousand Canadian dollars) in the Inter Café Project.

AND,

E) Based on the Representation of Interfranchise, Lucky wishes to acquire a 10% (ten percent) equity position in the Inter Café Project by making an investment of Canadian $90,000 (ninety thousand Canadian dollars) in the Inter Café Project.

NOW THERFORE, in consideration of the premises and mutual covenants herein set forth, the parties hereto agree as follows:-

1.) To further induce Lucky to enter into this Agreement, Interfranchise represents and warrants that:

a) It is duly incorporated, organized and validly existing under the laws of the Province of Quebec;

b) It has good and sufficient capacity, power, authority and right to enter into, execute and deliver this Agreement, to complete the transactions contemplated hereby and to duly observe and perform the covenants and obligations contained herein;

and,

c) All necessary corporate action has been taken by Interfranchise to authorize and approve the execution and delivery of this Agreement, the completion of the transactions contemplated hereby and the observance and performance of the covenants and obligations contained herein.

2) To induce Interfranchise to enter into this Agreement, Lucky represents and warrants that:

a) It is duly incorporated, organized and validly existing under the laws of the Province of British Columbia;

b) It has good and sufficient capacity, power, authority and right to enter into, execute and deliver the Agreement, to complete the transactions contemplated hereby and to duly observe and perform the covenants and obligations contained herein;

and,

c) All necessary corporate action has been taken by Lucky to authorize and approve the execution and delivery of this Agreement, the completion of the transactions contemplated hereby and the observance and performance of the covenants and obligations contained herein.

3) On December 29, 2003 Lucky has made a loan to Interfranchise in respect of the Inter Café Project by issuing Lucky's cheque number 214 for the amount of Canadian $25,000 (twenty-five thousand Canadian dollars) to Interfranchise as evidenced by Exhibit "A" to this Agreement (hereinafter referred to as the "Loan to Interfranchise by Lucky").

4) Interfranchise hereby acknowledges that it has received the Loan to Interfranchise by Lucky.

5) On January 13, 2004 Lucky has made an additional loan to Interfranchise in respect to the Inter Café Project by issuing Lucky's cheque number 230 for the amount of Canadian $25,000 (twenty-five thousand Canadian dollars) to

Interfranchise as evidenced by Exhibit "B" to this Agreement (hereinafter referred to as the "Additional Loan to Interfranchise by Lucky").

6) Interfranchise hereby acknowledges that it has received the Additional Loan to Interfranchise by Lucky.

7) The parties hereto agree that the Loan to Interfranchise by Lucky and the Additional Loan to Interfranchise by Lucky shall both be applied towards Lucky's investment in the Inter Café Project (hereinafter referred to as the "Conversion of the Two Loans into Inter Café Project Equity").

8) The parties hereto further agree that by no later that February 3, 2004 Lucky shall make a cash payment of Canadian $40,000 (forty thousand Canadian dollars) to Interfranchise as Lucky's final payment for its investment in the Inter Café Project (hereinafter referred to as "Lucky's Final Payment").

9) Upon Interfranchise receiving Lucky's Final Payment, the parties hereto agree that Lucky shall not make any further payments and, Lucky shall be deemed to have acquired, and fully paid for its investment, in the Inter Café Project, and Lucky shall be considered to be the owner of 10% (ten percent) of the Inter Café Project. Thereafter Lucky shall be entitled to have, and to receive, all the rights and benefits from the Inter-Café Project in proportion to Lucky's respective ownership interest in the Inter Café Project (hereinafter referred to as "Lucky's 10% Ownership in the Inter Café Project).

10) Interfranchise hereby agrees that at all times, and without any exceptions whatsoever, Interfranchise shall ensure that Lucky's 10% Ownership in the Inter Café Project will not be diluted or reduced or harmed.

11) Lucky's 10% Ownership in the Inter Café Project shall be deemed to be a limited liability interest in the Inter Café Project and shall not incur or accrue or create any liability or obligation whatsoever to Lucky.

12) Interfranchise shall properly manage and operate the Inter Café Project. Interfranchise represents and warrants to Lucky that the operations of the Inter Café Project shall be conducted responsibly and shall not be in breach or shall not contravene any laws of the Province of Quebec or of Canada.

13) Interfranchise shall save harmless and shall indemnify Lucky for any losses, damages, expenses or costs that Lucky may suffer or incur as a result of the actions of Interfranchise and/or the Inter Café Project.

14) Should at anytime Lucky, in its sole and absolute discretion, determine that Lucky's 10% Ownership in the Inter Café Project may harm or jeopardize Lucky's best interests, then the parties hereto shall forthwith and amicably enter into an agreement whereby Interfranchise shall acquire, on mutually acceptable terms and conditions, Lucky's 10% Ownership in the Inter Café Project.

15) Interfranchise further agrees that it will at all times and without any exceptions whatsoever keep Lucky informed of all developments in regards to the affairs of the Inter Café Project, and, that Interfranchise shall consult Lucky and obtain Lucky's approval prior to "vending-in" the Inter Café Project into a North American publicly listed and traded Company.

16) This Agreement and the rights hereunder may not be assigned or transferred either in whole or in part by either party unless by mutual consent and such consent must be in writing and must be signed by the authorized representatives of each party.

17) Time shall be the essence of this Agreement and of any part thereof.

18) All notices shall be given in writing to the other party hereto and may be delivered personally or by courier service or by certified or registered mail or by email. All notices shall be given at the addresses set forth below or to such other addresses as either party to this Agreement may from time to time direct by giving written notice to each other.

To Lucky:

6th Floor, 1199 West Hastings Street
Vancouver, B.C. V6E 3T5
Email: info@lucky1.net

To Interfranchise:

277 boul. Labelle, Suite 115
Rosemere, Quebec J7A 2H3
Email: claudelavigne@msn.com

19) At all times the parties to this Agreement shall act in good faith and agree not to do anything that might be detrimental to the interests of either party.

20) The parties hereto agree to negotiate in good faith upon request to settle any disputes, controversy or claims arising out of or relating to this Agreement.

21) This Agreement and all matters arising hereunder shall be construed and governed by the Laws of the Province of British Columbia and each of the parties hereto irrevocably attorns to the exclusive jurisdiction of the Courts of the Province of British Columbia.

22) This Agreement shall enure to the benefit of and be binding upon the parties hereto and their successors.

23) This Agreement constitutes the entire agreement between the parties. To be effective any modification of this Agreement shall be in writing and signed by the authorized representatives of both parties.

24) From time to time after the execution of this Agreement, the parties will make, do, execute, or cause or permit to be made, done or executed all additional lawful acts, deeds, things, devices and assurances in law as may be required to carry out the true intention and to give full force and effect to this Agreement.

25) This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same Agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

26) NOTWITHSTANDING anything in this Agreement, no part of this Agreement, nor the Agreement as a whole shall be construed as creating a partnership or agency relationship between the parties.

IN WITNESS WHEREOF, the parties have executed this Agreement on this 26th day of January, 2004.

COMPANY: LUCKY 1 ENTERPRISES INC.

NAME: Bedo H. Kalpakian

TITLE: President

SIGNATURE: ______________________________

COMPANY: INTERFRANCHISE INC.

NAME: Claude Lavigne

TITLE: President

SIGNATURE: ______________________________

EXHIBIT "A"


LUCKY 1 ENTERPRISES INC.
SUITE 1460, 701 WEST GEORGIA STREET
P.O. BOX 10147
VANCOUVER, B.C. V7Y 1C6

0214

DATE Dec. 29/03

PAY to the order of Interfranchise Inc. $ 25000—

Twenty Five thousand ———— DOLLARS

Bank of Montreal
VANCOUVER MAIN OFFICE TEL: (604) 665-2643
FIRST BANK TOWER, 595 BURRARD ST.
VANCOUVER, B.C. V7X 1L7

RE Intercafe project

LUCKY 1 ENTERPRISES INC.
PER
PER

⑈000214⑈ ⑆00040⑉001⑆ 1167⑉325⑈

EXHIBIT "B"



LUCKY 1 ENTERPRISES INC.
SUITE 1460, 701 WEST GEORGIA STREET
P.O. BOX 10147
VANCOUVER, B.C. V7Y 1C6

0230

DATE Jan 15/04

PAY to the order of Interfranchise Inc. $ 25000 —

Twenty Five Thousand ——— 100 DOLLARS

Bank of Montreal
VANCOUVER MAIN OFFICE TEL: (604) 665-2643
FIRST BANK TOWER, 595 BURRARD ST.
VANCOUVER, B.C. V7X 1L7

RE Inter Cafe Project

LUCKY 1 ENTERPRISES INC.
PER
PER

⑈000230⑈ ⑆00040⑉001⑆ 1167⑉325⑈